EXHIBIT 23

INDEPENDENT AUDITORS' REPORT

Numerex Corp.:

We consent to the incorporation by reference in Registration Statement No. 333-38667 of Numerex Corp. on Form S-8 of our report dated December 16, 1998, except for Note 16, as to which the date is January 8, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Numerex Corp. for the year ended October 31, 1998.


/s/ Deloitte & Touche LLP
---------------------------------
    Deloitte & Touche LLP


Philadelphia, Pennsylvania
January 28, 1999